Exhibit 10.9

FOURTEENTH AMENDED AND RESTATED
SECURITIES PURCHASE AGREEMENT

THIS FOURTEENTH AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 11, 2014, by and among NanoVibronix, Inc., a Delaware corporation (the “Company”), and Globis Overseas Fund, Ltd. (the “Investor”).

WHEREAS, the Company and the Investor entered into that certain Securities Purchase Agreement dated as of February 5, 2013 (the “Original SPA”) and, in connection therewith, the Company issued to the Investor that certain (i) Secured Convertible Promissory Note dated February 5, 2013 in the principal amount of $20,000 and (ii) a warrant to purchase 7,519 shares of common stock of the Company (as adjusted for a one-for-seven reverse stock split of the common stock that occurred on May 7, 2014), dated February 5, 2013 (the “February 2013 Warrant”);

WHEREAS, the Company and the Investor entered into that certain Amended and Restated Securities Purchase Agreement dated as of March 28, 2013 (the “March SPA”) to amend and restate the Original SPA and, in connection therewith, the Company issued to the Investor that certain (i) Amended and Restated Secured Convertible Promissory Note dated March 28, 2013 in the principal amount of $40,000 (the “March Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company (as adjusted for a one-for-seven reverse stock split of the common stock that occurred on May 7, 2014), dated March 28, 2013 (the “March Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Second Amended and Restated Securities Purchase Agreement dated as of June 3, 2013 (the “June 2013 SPA”) to amend and restate the March SPA and, in connection therewith, the Company issued to the Investor that certain (i) Second Amended and Restated Secured Convertible Promissory Note dated June 3, 2013 in the principal amount of $60,000 (the “June 2013 Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company (as adjusted for a one-for-seven reverse stock split of the common stock that occurred on May 7, 2014), dated June 3, 2013 (the “June 2013 Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Third Amended and Restated Securities Purchase Agreement dated as of August 5, 2013 (the “August 2013 SPA”) to amend and restate the June 2013 SPA and, in connection therewith, the Company issued to the Investor that certain (i) Third Amended and Restated Secured Convertible Promissory Note dated August 5, 2013 in the principal amount of $80,000 (the “August 2013 Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company (as adjusted for a one-for-seven reverse stock split of the common stock that occurred on May 7, 2014), dated August 5, 2013 (the “August 2013 Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Fourth Amended and Restated Securities Purchase Agreement dated as of October 7, 2013 (the “October 2013 SPA”) to amend and restate the August 2013 SPA and, in connection therewith, the Company issued to the Investor that certain (i) Fourth Amended and Restated Secured Convertible Promissory Note dated October 7, 2013 in the principal amount of $100,000 (the “October 2013 Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company (as adjusted for a one-for-seven reverse stock split of the common stock that occurred on May 7, 2014), dated October 7, 2013 (the “October 2013 Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Fifth Amended and Restated Securities Purchase Agreement dated as of December 9, 2013 (the “December 2013 SPA”) to amend and restate the October SPA and, in connection therewith, the Company issued to the Investor that certain (i) Fifth Amended and Restated Secured Convertible Promissory Note dated December 9, 2013 in the principal amount of $120,000 (the “December 2013 Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company (as adjusted for a one-for-seven reverse stock split of the common stock that occurred on May 7, 2014), dated December 9, 2013 (the “December 2013 Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Sixth Amended and Restated Securities Purchase Agreement dated as of February 6, 2014 (the “February 2014 SPA”) to amend and restate the December SPA and, in connection therewith, the Company issued to the Investor that certain (i) Sixth Amended and Restated Secured Convertible Promissory Note dated February 6, 2014 in the principal amount of $140,000 (the “February 2014 Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company (as adjusted for a one-for-seven reverse stock split of the common stock that occurred on May 7, 2014), dated February 6, 2014 (the “February 2014 Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Seventh Amended and Restated Securities Purchase Agreement dated as of April 1, 2014 (the “April SPA”) to amend and restate the February 2014 SPA and, in connection therewith, the Company issued to the Investor that certain (i) Seventh Amended and Restated Secured Convertible Promissory Note dated April 1, 2014 in the principal amount of $160,000 (the “April 1 Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company (as adjusted for a one-for-seven reverse stock split of the common stock that occurred on May 7, 2014), dated April 1, 2014 (the “April Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Eighth Amended and Restated Secured Convertible Promissory Note dated April 28, 2014 (the “April 28 Note”) without increasing the principal amount of the April 1 Note, to make such note convertible into shares of series C preferred stock of the Company; and

WHEREAS, the Company and the Investor amended and restated each of the February 2013 Warrant, the March Warrant, the June 2013 Warrant, the August 2013 Warrant, the October 2013 Warrant, the December 2013 Warrant, the February 2014 Warrant and the April Warrant (as amended, the “Amended Warrants”) to add a provision blocking the exercise of such warrants to the extent that the Investor or its affiliates would beneficially own more than 9.99% of the Company’s common stock following such exercise; and

WHEREAS, the Company and the Investor entered into that certain Eighth Amended and Restated Securities Purchase Agreement dated as of May 15, 2014 (the “May SPA”) to amend and restate the April SPA and, in connection therewith, the Company issued to the Investor that certain (i) Ninth Amended and Restated Secured Convertible Promissory Note dated May 15, 2014 in the principal amount of $180,000 (the “May Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company, dated May 15, 2014 (the “May Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Ninth Amended and Restated Securities Purchase Agreement dated as of June 16, 2014 (the “June 2014 SPA”) to amend and restate the May SPA and, in connection therewith, the Company issued to the Investor that certain (i) Tenth Amended and Restated Secured Convertible Promissory Note dated June 16, 2014 in the principal amount of $200,000 (the “June 2014 Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company, dated June 16, 2014 (the “June 2014 Warrant,”); and

WHEREAS, the Company and the Investor entered into that certain Tenth Amended and Restated Securities Purchase Agreement dated as of August 7, 2014 (the “August 2014 SPA”) to amend and restate the June 2014 SPA and, in connection therewith, the Company issued to the Investor that certain (i) Eleventh Amended and Restated Secured Convertible Promissory Note dated August 7, 2014 in the principal amount of $220,000 (the “August 2014 Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company, dated August 7, 2014 (the “August 2014 Warrant”); and

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WHEREAS, the Company and the Investor entered into that certain Eleventh Amended and Restated Securities Purchase Agreement dated as of September 7, 2014 (the “September SPA”) to amend and restate the August 2014 SPA and, in connection therewith, the Company issued to the Investor that certain (i) Twelfth Amended and Restated Secured Convertible Promissory Note dated September 7, 2014 in the principal amount of $240,000 (the “September Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company, dated September 7, 2014 (the “September Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Twelfth Amended and Restated Securities Purchase Agreement dated as of October 13, 2014 (the “October 2014 SPA”) to amend and restate the September SPA and, in connection therewith, the Company issued to the Investor that certain (i) Thirteenth Amended and Restated Secured Convertible Promissory Note dated October 13, 2014 in the principal amount of $260,000 (the “October 2014 Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company, dated October 13, 2014 (the “October 2014 Warrant”); and

WHEREAS, the Company and the Investor entered into that certain Thirteenth Amended and Restated Securities Purchase Agreement dated as of November 19, 2014 (the “Existing SPA”) to amend and restate the October 2014 SPA and, in connection therewith, the Company issued to the Investor that certain (i) Fourteenth Amended and Restated Secured Convertible Promissory Note dated November 19, 2014 in the principal amount of $280,000 (the “Existing Note”) and (ii) a warrant to purchase 7,519 shares of common stock of the Company, dated November 19, 2014 (the “November Warrant,” and, together with the Amended Warrants, the May Warrant, the June 2014 Warrant, the August 2014 Warrant, the September Warrant and the October 2014 Warrant, the “Existing Warrants”); and

WHEREAS, the Company and the Investor desire to amend and restate the Existing SPA and the Existing Note to increase the principal amount outstanding thereunder and to issue an additional warrant as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree that the Existing SPA is hereby amended and restated in its entirety as follows:

SECTION 1

DEFINITIONS

1.1           Definitions. Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Convertible Note. In addition to the terms defined elsewhere in this Agreement and the Convertible Note, the following terms have the meanings indicated:

“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Collateral” has the meaning ascribed to such term in the Convertible Note.

“Common Stock” means the common stock of the Company.

“Convertible Note” shall have the meaning ascribed to such term in Section 2.1.

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“Governmental Authority” shall mean any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

“Lien” has the meaning ascribed to such term in the Convertible Note.

“Material Adverse Effect” shall mean (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, condition (financial or otherwise) or prospects of the Company and its direct or indirect Subsidiaries, taken as a whole on a consolidated basis, or (iii) a material and adverse impairment of the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents to which such Person is party.

“Note Conversion Shares” means the shares of Series C Preferred Stock issuable upon the conversion of the Convertible Note in accordance with Section 5 of the Convertible Note.

“Organic Document” means, relative to any Person, its articles or certificate of incorporation, or certificate of limited partnership or formation, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its capital stock, partnership interests or other ownership interests.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities” means the Convertible Note, the Warrants, the Note Conversion Shares and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series C Preferred Stock” means the Series C Preferred Stock of the Company.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities of other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (b) that is, at any time any determination is made, otherwise controlled by, the parent or one or more Subsidiaries of the parent and one or more Subsidiaries of the parent.

“Transaction Documents” means this Agreement, the Convertible Note, the Warrants and any other and all other certificates, documents, agreements and instruments delivered to the Investor under or in connection with this Agreement, the Convertible Note or the Warrants.

“Warrant Shares” means the shares of Common Stock into which the Warrants are exercisable, pursuant to terms of the applicable Warrant.

“Warrants” means, collectively, the Existing Warrants and the Additional Warrant.

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SECTION 2

ISSUANCE OF SECURITIES

2.1           Issuance of Securities. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investor the fifteenth amended and restated secured convertible promissory note, the form of which is attached hereto as Exhibit A (the “Convertible Note”), in the principal amount of $300,000 (the “Principal Amount”), the Existing Warrants (which were previously delivered by the Company on April 28, 2014, May 15, 2014, June 16, 2014, August 7, 2014, September 7, 2014, October 13, 2014 and November 19, 2014) and a warrant to purchase an aggregate of up to 7,519 shares of Common Stock, the form of which is attached hereto as Exhibit B (the “Additional Warrant”), against payment by the Investor to (or to the order of) the Company of $300,000 (the “Purchase Price”) (of which $20,000 was paid by the Investor on February 5, 2013, $20,000 was paid by the Investor on March 28, 2013, $20,000 was paid by the Investor on June 3, 2013, $20,000 was paid by the Investor on August 5, 2013, $20,000 was paid by the Investor on October 7, 2013, $20,000 was paid by the Investor on December 9, 2013, $20,000 was paid by the Investor on February 6, 2014, $20,000 was paid by the Investor on April 1, 2014, $20,000 was paid by the Investor on May 15, 2014, $20,000 was paid by the Investor on June 16, 2014 $20,000 was paid by the Investor on August 7, 2014, $20,000 was paid by the Investor on September 7, 2014, $20,000 was paid by the Investor on October 13, 2014 and $20,000 was paid by the Investor on November 19, 2014).

2.2           Delivery. On the date hereof, (a) the Company shall execute and deliver to the Investor the Convertible Note and the Additional Warrant, and (b) the Investor shall deliver to the Company a check or wire transfer of immediately available funds in an amount equal to $20,000. Each of the Convertible Note and the Additional Warrant shall be a binding obligation of the Company upon execution thereof by the Company and delivery thereof to the Investor. The Company acknowledges that it already received $280,000 of the Purchase Price ($20,000 paid by the Investor on February 5, 2013, $20,000 paid by the Investor on March 28, 2013, $20,000 paid by the Investor on June 3, 2013, $20,000 paid by the Investor on August 5, 2013, $20,000 paid by the Investor on October 7, 2013, $20,000 paid by the Investor on December 9, 2013, $20,000 paid by the Investor on February 6, 2014, $20,000 paid by the Investor on April 1, 2014, $20,000 paid by the Investor on May 15, 2014, $20,000 paid by the Investor on June 16, 2014, $20,000 paid by the Investor on August 7, 2014, $20,000 paid by the Investor on September 7, 2014, $20,000 paid by the Investor on October 13, 2014 and $20,000 paid by the Investor on November 19, 2014) in connection with the Original SPA, the March SPA, the June 2013 SPA, the August 2013 SPA, the October 2013 SPA, the December 2013 SPA, the February 2014 SPA, the April SPA, the May SPA, the June 2014 SPA, the August 2014 SPA, the September SPA, the October 2014 SPA and the Existing SPA, such that only $20,000 of the Purchase Price is due on the date hereof, and the Investor acknowledges that it received the Amended Warrants on April 28, 2014, the May Warrant on May 15, 2014, the June 2014 Warrant on June 16, 2014, the August 2014 Warrant on August 7, 2014, the September Warrant on September 7, 2014, the October 2014 Warrant on October 13, 2014 and the November Warrant on November 19, 2014.

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SECTION 3

REPRESENTATIONS AND WARRANTIES OF the investor

The Investor hereby represents, warrants and covenants to the Company as follows:

3.1           Purchase for Own Account. The Investor represents that it is acquiring the Securities solely as an investment for such Person’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by the Investor of any of the Securities shall constitute confirmation of the representation by the Investor that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.2           Investment Experience. Either (a) the Investor or its officers, directors, managers or controlling persons has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or (b) the Investor, by reason of its own business and financial experience, has the capacity to protect its own interests in connection with the investment contemplated hereby. The Investor represents that it is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.3           Accredited Investor. The Investor represents that it is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.4           Restrictions on Transfer. The Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.5           Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents that it is a party to and to purchase the Convertible Note and the Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents that the Investor is a party to by the Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of the Investor or its Board of Directors, members or managers, as the case may be, is required. Each of this Agreement and the Transaction Documents that the Investor is a party to has been duly authorized, executed and delivered by the Investor and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Investor enforceable against the Investor in accordance with the terms thereof.

SECTION 4

Representations and Warranties of the Company

The Company hereby represents and warrants to the Investor that:

4.1           Organization, Good Standing and Qualification; Licenses. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority, and holds all governmental licenses, permits, registrations and other approvals required under applicable law, to own and hold under lease its property and to carry on its business as now conducted and as proposed to be conducted, except where the failure to hold any such licenses, permits, registrations and other approvals could not result in a Material Adverse Effect. Each of the Company and each of its Subsidiaries is qualified to do business in each jurisdiction where the nature of its properties of the conduct of its business requires it to be so qualified to do business and where the failure so to qualify could result in a Material Adverse Effect.

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4.2           Authorization. All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities, has been taken or will be taken prior to the date hereof. Each of the Transaction Documents constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.3           Absence of Required Consents; No Violations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company or any of its Subsidiaries is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except for the filing with the SEC of a Form D, and such filing(s) pursuant to applicable state securities laws as may be necessary, which filings will be timely effected after the delivery of the Securities pursuant to Section 2.2, and recordings or filings in connection with the perfection of the Liens on the Collateral in favor of the Investor. Neither the Company nor any of its Subsidiaries is in violation or default (a) of any provision of its Organic Documents, (b) of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or (c) of any provision of any federal or state statute, rule or regulation applicable to the Company, except in the cases of clause (b) and (c) above, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any Lien upon any material assets of the Company, any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, their business or operations or any of their assets or properties and which would result in a Material Adverse Effect.

4.4           Convertible Note and Warrant. All representations and warranties of the Company contained in the Convertible Note and the Warrants are true and correct as of the date hereof.

4.5           Licenses and Intellectual Property Rights. The Company and each of its Subsidiaries possess all licenses, patents, trademarks, trade names, service marks, copyrights, and other intellectual property rights, free from burdensome restrictions, necessary to enable them to conduct their respective business, the absence of which could result in a Material Adverse Effect.

4.6           Disclosure. None of the representations or warranties made by the Company herein as of the date of such representations and warranties, and none of the statements contained in any other information with respect to the Company and its properties and assets, including each exhibit or report, furnished by or on behalf of the Company to the Investor in connection herewith, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

4.7           Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of the any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

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4.8           Valid Issuance of Note Conversion Shares and Warrant Shares. The Note Conversion Shares, when issued, sold and delivered in accordance with the terms of the Convertible Note for the consideration specified therein and the Warrant Shares, when issued, sold and delivered in accordance with the terms of the Warrants for the consideration specified therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

4.9           Collateral.

(a)          The Company’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; the Company’s jurisdiction of organization and organizational identification number are set forth in Schedule 1; the Company’s exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where the Company conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 2.

(b)          The Company has rights in or the power to transfer the Collateral, and the Company is the legal and beneficial owner of the Collateral, free from any Lien, and has good and marketable title thereto.

(c)          All of the Company’s U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

SECTION 5

MISCELLANEOUS

5.1           Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

5.2           Successors and Assigns. Except as otherwise provided therein, the terms and conditions of this Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities); provided, however, that the Company may not assign or transfer its rights or obligations hereunder or under the other Transaction Documents without the prior written consent of the Investor. The Securities shall be freely transferable, without restriction, subject to compliance with applicable securities laws. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3           Governing Law; Venue; Jury Trial Waiver.

(a)          This Agreement is to be construed in accordance with and governed by the laws of the State of New York.

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(b)          Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.4           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

5.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications for the Company shall be sent to 105 Maxess Road, Suite S124, Melville, NY 11747 and all communications for the Investor shall be sent to 805 Third Avenue, 15th Floor, New York, NY 10022, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.6.

5.7           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment, modification or waiver is in writing and only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

5.8           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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5.9           Expenses. The Company shall pay the fees and expenses of the advisors, counsel, accountants and other experts of the Company and the Investor, if any, and all other expenses, incurred by the Company and the Investor incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

5.10         Register. The Company shall maintain at its principal executive offices a register for the Securities, in which the Company shall record the name and address of the person in whose name the Securities have been issued (including the name and address of each transferee) and the amount of the Securities held by such person. The Company shall keep the register open and available during business hours for inspection by the Investors or their legal representatives upon prior written notice.

5.11         Interpretation. In this Agreement and the other Transaction Documents, except to the extent the context otherwise requires: (a) any reference in this Agreement or other Transaction Document to a Section, a Schedule or an Exhibit is a reference to a Section thereof, a schedule thereto or an exhibit thereto, respectively, and to a subsection thereof or a clause thereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (b) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement or other Transaction Document as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears; (c) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (d) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (e) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; and (f) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or other Transaction Document.

5.12         Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described in this Agreement and the other Transaction Documents and contemplated hereby and thereby and to carry into effect the intents and purposes of this Agreement and the other Transaction Documents.

5.13         Reservation of Stock. The Company covenants that it will (a) reserve from its authorized and unissued Common Stock and Series C Preferred Stock a sufficient number of shares to provide for the issuance of Series C Preferred Stock upon the conversion of the Convertible Note and Common Stock upon the exercise of the Warrants and/or (b) take all necessary steps, within the opinion of legal counsel, to amend the Company’s certificate of incorporation to provide sufficient reserves of shares of Series C Preferred Stock issuable upon conversion of the Convertible Note and Common Stock issuable upon the exercise of the Warrants.

5.14         Notices for Collateral.

(a)          The Company shall give prompt written notice to the Investor (and in any event not later than 30 days following any change described below in this subsection) of:  (i) any change in the location of the Company’s chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1; (iii) any change in the Company’s name; (iv) any changes in the Company’s identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in the Company’s registration as an organization (or any new such registration); or (vi) any change in the Company’s jurisdiction of organization; provided that the Company shall not locate any Collateral outside of the United States nor shall the Company change its jurisdiction of organization to a jurisdiction outside of the United States.

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(b)          If and when the Company shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, the Company (i) shall promptly notify the Investor thereof, and (ii) hereby authorizes the Investor to modify, amend, or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

5.15         Power of Attorney. (a)  The Investor shall have the right to, in the name of the Company, or in the name of the Investor or otherwise, upon notice to but without the requirement of assent by the Company, and the Company hereby constitutes and appoints the Investor (and any of the Investor’s officers, employees or agents designated by the Investor) as the Company’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Investor’s security interest in the Collateral; (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Company, which the Investor may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Investor’s security interest therein and to accomplish the purposes of this Agreement. The Investor agrees that, except upon and during the continuance of an event of default under the Convertible Note, it shall not exercise the power of attorney, or any rights granted to the Investor, pursuant to clauses (ii), (iii) and (iv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the obligations under the Convertible Note have not been paid and performed in full. The Company hereby ratifies, to the extent permitted by law, all that the Investor shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5.15.

5.16         Amendment and Restatement. The Company and the Investor agree that: (a) the Obligations (as defined in the Convertible Note) represent, among other things, the restatement, renewal, amendment and modification of the “Obligations” (as defined in the Existing Note); (b) this Agreement is intended to, and does hereby, restate, renew, amend, modify, supersede and replace the Existing SPA in its entirety; and (c) the entering into and performance by the Company and the Investor of their respective obligations under the Transaction Documents and the transactions evidenced hereby and thereby do not constitute a novation nor shall they be deemed to have terminated, extinguished or discharged the indebtedness under the Existing Note, all of which indebtedness shall continue under and be governed by this Agreement and the Convertible Note. All references in the other Transaction Documents to the Existing SPA shall henceforth include references to this Agreement, as may, from time to time, be further amended, modified, extended, and/or renewed. To the extent permitted by applicable Law, any and all of the terms and provisions of the other Transaction Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

5.17         Ratifications. The Company hereby (a) ratifies and confirms all provisions of the Existing SPA and the Convertible Note and all other Transaction Documents, and (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to the Investor under the Existing Note are not released, reduced, or otherwise adversely affected by this Agreement and continue to guarantee, assure, and secure full payment and performance of the present and future obligations of the Company under this Agreement, the Convertible Note and the Transaction Documents.

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5.18         Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

(Remainder of page intentionally left blank; signature pages follow)

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IN WITNESS WHEREOF, the parties have executed this Fourteenth Amended and Restated Securities Purchase Agreement as of the date first above written.

NANOVIBRONIX, INC.,
as the Company

By:	/s/ Ira Greenstein

Name:	Ira Greenstein

Title:	Chairman of the Board of Directors

GLOBIS OVERSEAS FUND LTD.,
as the Investor

By:	/s/ Paul Packer

Name:	Paul Packer

Title:	Managing Member of the General Partner of the Investment Manager

EXHIBIT A

FORM OF SECURED CONVERTIBLE NOTE

THIS FIFTEENTH AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS FIFTEENTH AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS FIFTEENTH AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS SECURED CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN FOURTEENTH AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, DATED AS OF DECEMBER 11, 2014, BETWEEN THE COMPANY AND THE LENDER REFERENCED HEREIN, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

FIFTEENTH AMENDED AND RESTATED
SECURED CONVERTIBLE PROMISSORY NOTE

$300,000	December 11, 2014

New York, New York

FOR VALUE RECEIVED, NANOVIBRONIX, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of GLOBIS OVERSEAS FUND LTD. (together with its successors, representatives, and assigns, the “Lender”), the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000) with interest on the outstanding principal amount at the rate, except as otherwise provided herein, of six percent (6.00%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 or 366 days, as the case may be) or, if less, at the highest rate of interest then permitted under applicable law; provided, however, that from and after an Event of Default (as defined below), all indebtedness hereunder shall accrue interest at the rate of ten percent (10.00%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 or 366 days, as the case may be) or, if less, at the highest rate permitted by applicable law (the “Post-Default Rate”). Interest shall commence with the date hereof and shall continue on the outstanding principal of this Fifteenth Amended and Restated Secured Convertible Promissory Note (this “Note”) until paid or converted in accordance with the provisions hereof.

Reference is made to the Fourteenth Amended and Restated Securities Purchase Agreement, of even date herewith, by and between the Company and the Lender, as the “Investor” (the “Agreement”), which amends and restates the Existing SPA (as defined in the Agreement). In addition, the Company issued to the Lender that certain Forteenth Amended and Restated Secured Convertible Promissory Note dated November 19, 2014, in the principal amount of $280,000 (the “Existing Note”). The Company and the Lender desire to amend and restate the Existing Note as set forth herein.

Reference is also made to the Fourteenth Amended and Restated Securities Purchase Agreement, of even date herewith, by and between the Company and Globis Capital Partners, L.P. (the “Capital SPA”). In connection with the Capital SPA, the Company issued to Globis Capital Partners, L.P. that certain Fifteenth Amended and Restated Secured Convertible Promissory Note dated December 11, 2014, in the principal amount of $1,200,000 (the “Capital Note”).

1.     Definitions. For purposes of this Note, the following terms shall have the following meanings (capitalized terms used herein but not otherwise defined shall have the meanings provided therefor in the Agreement):

“Affiliate” shall mean with respect to any Person, any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (ii) which beneficially owns or holds 10% or more of any class of the voting stock of such first Person, or (iii) whereby 10% or more of the voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of such other Person is beneficially owned or held by such first Person or by a Subsidiary of such first Person.

“Agreement” shall have the meaning ascribed to such term in the recitals of this Note.

“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Collateral” shall have the meaning ascribed to such term in Section 2 of this Note.

“Common Stock” means the common stock of the Company.

“Common Stock or Series C Equivalent” means any Convertible Security or warrant, Option or other right to subscribe for or purchase any Additional Shares of Stock or any Convertible Security.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” (and the lower-case versions of the same) shall have meanings correlative thereto.

“Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities or instruments (other than Options) which are convertible into or exchangeable for shares of Common Stock or Series C Preferred Stock, either immediately or upon the arrival of a specified date or the occurrence of a specified event.

“Debt” shall mean, with respect to any Person, all liabilities, obligations and indebtedness of such Person of every kind and nature, including, without limitation: (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (ii) obligations as lessee under any leases (including under any capital leases); (iii) any reimbursement or other obligations under any performance or surety bonds or any letters of credit issued for the account of such Person; (iv) all net obligations in respect of any derivative products; (v) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; and (vi) obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed.

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“Default” means an Event of Default or an event or condition which with notice or lapse of time or both would constitute an Event of Default.

“Exercise Price” shall have the meaning ascribed to such term in Section 5(a) of this Note

“Fundamental Transaction” means that (i) the Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock or Series C Preferred Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

“GAAP” means generally accepted principles of good accounting practice in the United States, consistently applied.

“Governmental Authority” shall mean any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

“Lien” shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

“Material Adverse Effect” shall mean (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, condition (financial or otherwise) or prospects of the Company and its direct or indirect Subsidiaries, taken as a whole on a consolidated basis, or (iii) a material and adverse impairment of the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents to which such Person is party.

“Obligations” shall mean all obligations of the Company to the Lender howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Note and the other Transaction Documents, including all costs and expenses incurred by the Lender in connection with the enforcement of this Note or any other Transaction Document.

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“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock, Series C Preferred Stock or Convertible Securities.

“Patents” shall have the meaning ascribed to such term in Section 2 of this Note.

“Permitted Debt” shall mean, with respect to the Company and each of its direct and indirect Subsidiaries, any of (i) the Obligations, (ii) trade accounts payable incurred in the ordinary course which are due no later than 90 calendar days after invoice, (iii) other current liabilities incurred in the ordinary course of business and not incurred through the borrowing of money or the obtaining of credit, (iv) obligations under long-term real property leases incurred in the ordinary course of business, (v) short-term lease obligations or indebtedness incurred to finance the cost of tangible personal property (which was acquired after the date hereof) in an amount that does not exceed an aggregate of $10,000 during any twelve month period, (vi) Debt in respect of taxes or other governmental charges which is not yet due or which is being contested in good faith by appropriate proceedings, and (vii) Debt in connection with the Capital Note.

“Permitted Lien” shall mean, as of any particular time with respect to the Company and each of its direct and indirect Subsidiaries, (i) Liens of taxes, assessments or other charges of a Governmental Authority not then delinquent or which are being contested in good faith by appropriate proceedings, (ii) Liens in favor of the Lender created pursuant to the Transaction Documents, (iii) any mechanic’s, worker’s, repairer’s, supplier’s, vendor’s or like Liens securing obligations arising in the ordinary course of business (A) that are not mature and overdue, (B) that do not materially impair the value of the Collateral provided to the Lender pursuant to the Transaction Documents and (C) that could not result in an aggregate liability in excess of $10,000, (iv) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that such deposit account is not a dedicated cash collateral account.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Series C Preferred Stock” means the Series C Preferred Stock of the Company.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity (i) of which securities of other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (ii) that is, at any time any determination is made, otherwise Controlled by, the parent or one or more Subsidiaries of the parent and one or more Subsidiaries of the parent.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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2.     Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of the Company’s present or future Obligations, the Company hereby grants a security interest and mortgage to the Lender, as security, in and to the Company’s entire right, title and interest in, to and under the following intellectual property, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest (all of which shall collectively be called the “Collateral” for purposes of this Note):

(a)     All letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; all reissues, continuations, continuations-in-part or extensions thereof; all petty patents, divisionals, and patents of addition; and all patents to be issued under any such applications, including without limitation the patents and patent applications set forth on Exhibit “A” attached hereto (collectively, the “Patents”);

(b)     Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(c)     All licenses or other rights to use any of the Patents, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(d)     All amendments, renewals and extensions of any of the Patents; and

(e)     All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

3.     Maturity. Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the earlier of (a) April 30, 2015 or (b) the date of the acceleration of the maturity of this Note by the Lender upon the occurrence of an Event of Default (such earlier date, the “Maturity Date”).

4.     Payments.

(a)     Form of Payment. All payments of interest and principal (other than payment by way of conversion) shall be in lawful money of the United States of America to the Lender, at the address specified in the Agreement, or at such other address as may be specified from time to time by the Lender in a written notice delivered to the Company. All payments made hereunder shall be applied first to accrued interest, and thereafter to principal and any fees due and owing to the Lender.

(b)     Prepayment. Prepayment of principal or interest under this Note without the express prior written consent of the Lender is not permitted.

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5.     Conversion.

(a)     Conversion at the Option of the Lender. At any time prior to the Maturity Date, the Lender may, in its sole discretion and upon 5 Business Days’ prior written notice to the Company, convert all or a portion of the Debt of the Company outstanding on such date under this Note into that number of shares of Series C Preferred Stock which is equal to the quotient obtained by dividing (a) the sum of (i) the outstanding principal amount of this Note elected by the Lender to be so converted and (ii) any accrued but unpaid interest thereon elected by the Lender to be so converted by (b) $2.66 (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof) (the “Exercise Price”). Any accrued but unpaid interest not converted into shares of Series C Preferred Stock as provided in the preceding sentence shall be paid in cash on such date. Prior to the execution of this Note, the Company shall have reserved and set aside for issuance to the Lender such number of shares of Series C Preferred Stock as would be issuable upon conversion of the Note pursuant to this Section 5(a).

(b)     Conversion or Repayment Upon Maturity. In the event that any Debt under this Note remains outstanding on the Maturity Date, then the principal amount under this Note then outstanding and any accrued but unpaid interest thereon shall, at the option of the Lender, either (a) become immediately due and payable on such date or (b) convert on such date into that number of shares of Series C Preferred Stock which is equal to the quotient obtained by dividing (i) the sum of (A) the then outstanding principal amount of this Note elected by the Lender to be so converted and (B) any accrued but unpaid interest thereon elected by the Lender to be so converted by (ii) $2.66 (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof). Any principal and any accrued but unpaid interest not converted into shares of Series C Preferred Stock as provided in the preceding sentence shall be paid in cash on the Maturity Date. Prior to the execution of this Note, the Company shall have reserved and set aside for issuance to the Lender such number of shares of Series C Preferred Stock as would be issuable upon conversion of the Note pursuant to this Section 5(b).

(c)     Issuance of Certificates. As soon as is reasonably practicable after a conversion has been effected (but in any event within five (5) Business Days thereafter), the Company shall deliver to the Lender a certificate or certificates representing the number of shares of Series C Preferred Stock issuable by reason of such conversion in such name or names and in such denomination or denominations as the Lender may specify.

(d)     No Fractional Shares. If any fractional share of Series C Preferred Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the value of such fractional share, as determined by the per share conversion price used to effect such conversion.

(e)     Issuance Costs. The issuance of certificates for shares of capital stock issuable upon conversion of this Note shall be made without charge to the Lender for any documentary stamp tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of such shares of Series C Preferred Stock; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Lender so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Series C Preferred Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(f)     Compliance with Laws and Regulations. The Company shall take all such actions as may be necessary to assure that all shares of capital stock issued upon conversion of this Note may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which such shares of capital stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon such issuance).

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(g)     Stock Dividends, Subdivisions and Combinations. Without limiting any provision of this Note, if the Company, at any time after the date hereof, (1) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or Series C Preferred Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock or Series C Preferred Stock, (2) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock or Series C Preferred Stock into a larger number of shares or (3) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock or Series C Preferred Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock or Series C Preferred Stock, as applicable, outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock or Series C Preferred Stock, as applicable, outstanding immediately after such event. Any adjustment made pursuant to clause (1) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (2) or (3) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is used in any calculation hereunder, then in such calculation such Exercise Price shall be adjusted appropriately to reflect such event.

(h)     Issuance of Additional Shares of Stock. In the event the Company shall at any time following the date hereof issue or sell any share of Common Stock or Series C Preferred Stock (otherwise than as provided in Section 5(g) hereof or pursuant to Common Stock or Series C Equivalents granted or issued prior to the date hereof) (an “Additional Share of Stock”) at a price per share less than the Exercise Price then in effect, or without consideration (in which case such Additional Shares of Stock shall be deemed to have been issued at a price per share of $0.001 per share), the Exercise Price then in effect upon each such issuance shall be decreased to the price equal to the consideration per share paid for such Additional Share of Stock.

(i)     Issuance or Modification of Common Stock or Series C Equivalents. In the event the Company shall, at any time following the date hereof: (1) issue or sell any Common Stock or Series C Equivalent with an exercise or conversion price less than the Exercise Price then in effect, or (2) modify the conversion or exercise price of any Common Stock or Series C Equivalent issued prior to, on or after the date hereof, to an exercise or conversion price less than the Exercise Price then in effect, the Exercise Price then in effect shall be decreased to the exercise or conversion price of such Common Stock or Series C Equivalent.

(j)     Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Exercise Price pursuant to Sections 5(h) or 5(i) hereof upon (1) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (2) securities issued pursuant to the exercise or conversion of Common Stock or Series C Equivalents issued prior to the date hereof (but such exception shall not affect the obligation to decrease the Exercise Price if required by Section 5(i)(2) hereof), (3) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital and (4) Common Stock or Series C Preferred Stock issued or options to purchase Common Stock or Series C Preferred Stock granted, in each case, pursuant to the Company’s stock option plans and employee stock purchase plans that have been approved for adoption by the Company’s board of directors and stockholders.

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(k)     Fundamental Transactions. Prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Series C Preferred Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Series C Preferred Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Lender will thereafter have the right to receive upon conversion of this Note at any time after the consummation of the applicable Fundamental Transaction but prior to the repayment in full of this Note, in lieu of the shares of the Series C Preferred Stock (or other securities, cash, assets or other property) issuable upon the conversion of this Note prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Lender would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Note been converted immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the conversion of this Note). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Lender. The provisions of this Clause (k) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

6.     Affirmative Covenants. So long as any Obligations remain outstanding, the Company shall:

(a)     Compliance with Laws. Comply in all material respects with applicable laws, rules, regulations and orders, such compliance to include, without limitations, paying before the same become delinquent all taxes, assessments, and charges imposed upon it or upon its property by any Governmental Authority except for good faith contests for which adequate reserves are being maintained.

(b)     Information. Deliver to the Lender or cause to be delivered to the Lender, in form and detail satisfactory to Lender, the following financial and other information:

(i)     written notice of any of the following, promptly, and in any event within three (3) days after the Company actually becomes aware of any of the following: (i) any proceeding being instituted or threatened by or against it involving a sum in excess of $25,000 in the aggregate for all proceedings, (ii) any order, judgment or decree being entered against the Company or any of its properties or assets involving a sum in excess of $25,000 in the aggregate for all such orders, judgments and decrees taken together, and (iii) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect; and

(ii)     such other statements, lists of property and accounts, budgets, forecasts, projections, reports, or other information as the Lender may from time to time reasonably request.

(c)     Notice of Litigation. Provide to the Lender promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or Governmental Authority affecting the Company, which, if determined adversely to the Company, could have a Material Adverse Effect.

(d)     Notice of Defaults and Events of Defaults. Provide to the Lender, as soon as possible and in any event within three (3) days after the occurrence thereof, with written notice of each event which either (i) is an Event of Default, or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by the Company with respect thereto.

(e)     Governmental Approvals. Use commercially reasonable efforts to promptly obtain and maintain any and all authorizations, consents, approvals, licenses, franchises, concessions, leases, rulings, permits, certifications, exemptions, filings or registrations by or with any Governmental Authority necessary for the Company to conduct its business and own (or lease) its properties or to execute, deliver and perform the Transaction Documents, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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(f)     Insurance. Promptly obtain and maintain in full force and effect at all times with responsible insurance companies such insurance covering its assets and properties, in such amounts and against such risks and with such deductibles as an enterprise conducting a similar business under similar business conditions as the Company would customarily maintain, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(g)     Continuance of Business. Maintain its legal existence, licenses and privileges in good standing under and in compliance with all applicable laws and continue to operate the business currently conducted by the Company and its Subsidiaries. Without limiting the generality of the foregoing, the Company shall do and cause to be done all things necessary to apply for, preserve, maintain and keep in full force and effect all of its registrations of trademarks, service marks and other marks, trade names and other trade rights, patents, copyrights and other intellectual property in accordance with prudent business practices.

(h)     Taxes. Pay and discharge (i) all federal and other material taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien (other than a Permitted Lien) upon any of its properties or assets; and (ii) all other lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.

(i)     Additional Patents. Following the date hereof, if the Company shall obtain rights to any new patents or otherwise acquires or becomes entitled to the benefit of, or apply for registration of, any of the foregoing, the Company (i) shall promptly notify the Lender thereof and (ii) hereby authorizes the Lender to modify, amend, or supplement Exhibit A and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

(j)     Preservation of Patents. The Company shall (i) prosecute diligently all applications in respect of the Patents, now or hereafter pending; (ii) make federal applications on all of its unpatented but patentable inventions; (iii) preserve and maintain all of its material rights in the Patents and protect the Patents from infringement, unfair competition, cancellation, or dilution by all appropriate action necessary in the Company’s reasonable business judgment, including, without limitation, the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in the Patents; and (iv) not abandon any of the Patents necessary to the conduct of its business.

7.     Negative Covenants. So long as any Obligations remain outstanding:

(a)     Liens. The Company shall not, and shall not permit any of its direct or indirect Subsidiaries to, create or suffer to exist any Lien (other than the Liens granted hereunder, under the Captial Note and the Permitted Liens) on any assets of such Person.

(b)     Debt. The Company shall not, and shall not permit any of its direct or indirect Subsidiaries to, incur any Debt other than Permitted Debt; prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Debt (other than amounts due in respect of this Note); or amend, modify or otherwise change the terms of any Debt (other than this Note) in a manner which would accelerate the scheduled repayment thereof or otherwise be adverse to the interests of the Lender.

(c)     Sale of Subsidiary. The Company shall not, and shall not permit any of its direct or indirect Subsidiaries to, sell, transfer, cause to be sold or transferred, or otherwise dispose of, any interest in a Subsidiary of such Person.

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(d)     Distributions. The Company shall not declare or pay any dividends or make any distribution of any kind on the Company’s capital stock.

(e)     Amendment of Organic Documents. The Company shall not amend, supplement, or otherwise modify any of the provisions of the Company’s Organic Documents in a manner that would be materially adverse to the Lender.

(f)     Transaction with Affiliates. The Company shall not, and shall not permit any of its direct or indirect Subsidiaries to, transfer, sell, assign or otherwise dispose of any of its assets to any Affiliate or enter into any transaction directly or indirectly with or for the benefit of any Affiliate unless the monetary or business consideration arising therefrom would be as advantageous to the Company or, as applicable, such Subsidiary, as the Company or such Subsidiary would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

(g)     Sale of Collateral. The Company shall not, and shall not permit any of its direct or indirect Subsidiaries to, sell, license, transfer or otherwise dispose of any interest in any Collateral, except for licenses or sublicenses of rights in intellectual property on a non-exclusive or other limited basis in the ordinary course of business.

(h)     Changes in Business. The Company shall not enter into or engage in any business other than that carried on (or contemplated to be carried on) as of the date hereof.

(i)     Accounting Changes. The Company shall not change its fiscal year or make or permit any change in accounting policies or reporting practices, except as permitted by GAAP.

8.     Use of Proceeds. The Company shall use the proceeds from this Note solely to fund the operations of the Company in the ordinary course of business.

9.     Default.

(a)     Events of Default. For purposes of this Note, any of the following events which shall occur shall constitute an “Event of Default”:

(i)     any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;

(ii)     a default shall occur in the observance or performance of (A) any covenant, obligation or agreement of the Company contained in Sections 6, 7 or 8, or (B) any other provision of this Note, the Agreement or any Transaction Document and such default shall continue uncured for a period of 5 days after the Company knew or should have known, exercising reasonable diligence, of the event or circumstances giving rise to such default;

(iii)     any representation, warranty or certification made by the Company herein or in the Agreement or in any certificate, report, document, agreement or instrument delivered pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date or dates as of which made;

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(iv)     the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property that is not discharged or stayed within 60 days after such appointment, (C) make an assignment for the benefit of creditors, (D)  or fail generally or admit in writing to its inability to pay its debts as they become due, (E) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally that is not dismissed within 60 days after commencement, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code that is not dismissed within 60 days of entry;

(v)     the Company shall (A) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (B) suspend its operations other than in the ordinary course of business, or (C) take any action to authorize any of the actions or events set forth above in Section 9(a)(iv);

(vi)     any final judgment or judgments for the payment of money aggregating in excess of $50,000 shall be rendered against the Company which judgments are not, within 30 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating such amount so long as the Company provides the Lender with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Lender) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment;

(vii)     (A) any Debt of the Company (other than this Note) shall not be paid at its stated maturity or shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (B) there shall occur and be continuing any event under any agreement or instrument relating to any such Debt, the effect of which is to cause such Debt to become due prior to its stated maturity, or (C) the holder or holders of such Debt, or any trustee, agent or other representative on behalf of such holder or holders, shall have demanded or required, pursuant to the terms of any agreement or instrument relating to such Debt, that the Company redeem, repurchase or otherwise acquire or retire such Debt for value at any time prior to its stated maturity;

(viii)     the occurrence or existence of any event or condition that, in the Lender’s reasonable and good faith judgment, has had or would have or result in a Material Adverse Effect;

(ix)     any material impairment in the value of the Collateral or the priority of the Lender’s Lien hereunder;

(x)     any levy upon, seizure or attachment of a material portion of the Collateral which shall not have been rescinded or withdrawn within 20 days after the date of such levy, seizure or attachment; or

(xi)     (A) the Company asserts that any Transaction Document is invalid or unenforceable, in whole or in part, or (B) the Lender shall cease to have a perfected Lien in any of the Collateral (subject to Permitted Liens).

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(b)     Consequences of Events of Default.

(i)     Upon the occurrence of any Event of Default, the Lender may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Transaction Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (w) the Lender may, subject to the UCC and other applicable law, peaceably and without notice enter any premises of the Company, take possession of any of the Collateral, remove or dispose of all or part of the Collateral on any premises of the Company or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Lender may determine; (x) the Lender may require the Company to assemble all or any part of the Collateral and make it available to the Lender at any place and time designated by the Lender; (y) the Lender may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (z) the Lender may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Company’s assets, without charge or liability to the Lender therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Lender deems advisable; provided, however, that the Company shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Lender.

(ii)     For the purpose of enabling the Lender to exercise its rights and remedies under this Section 9 during the continuance of an Event of Default, the Company hereby grants to the Lender an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Company) to use, license or sublicense any intellectual property Collateral.

(iii)     The Lender has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and the Lender may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting the Lender’s rights against the Company. The Company waives any right it may have to require the Lender to pursue any third Person for any of the Obligations. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Lender sells any of the Collateral upon credit, the Company will be credited only with payments actually made by the purchaser, received by the Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and the Company shall be credited with the proceeds of the sale.

(iv)     The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of the Lender in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to the Lender; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to the Company or otherwise disposed of in accordance with the UCC or other applicable law. The Company shall remain liable to the Lender for any deficiency which exists after any sale or other disposition or collection of Collateral.

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(v)     The Lender shall also have any other rights which the Lender may have been afforded under any contract or agreement at any time and any other rights which the Lender may have pursuant to applicable law. The Lender may exercise any and all of its remedies under this Note, the Agreement and the other Transaction Documents contemporaneously or separately from the exercise of any other remedies hereunder or under applicable law.

10.     Lost, Stolen, Destroyed or Mutilated Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any such mutilated Note, or in lieu of any such Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of any such Note.

11.     Governing Law. This Note is to be construed in accordance with and governed by the laws of the State of New York. The provisions of Section 5.3 of the Agreement relating to venue, submission to jurisdiction and the waiver of the right to jury trial are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

12.     Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender.

13.     Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 5.6 of the Agreement.

14.     Securities Purchase Agreement. This Note is issued pursuant to the terms of the Agreement.

15.     Termination. Upon payment and performance in full of all Obligations, the security interest created under this Note shall terminate.

16.     Authorization. The Company hereby irrevocably authorizes the Lender (or its designee) at any time and from time to time to file in any jurisdiction any financing or continuation statement and amendment thereto or any registration of charge, mortgage or otherwise, containing any information required under the UCC or any applicable of any other applicable jurisdiction (in each case, without the signature of the Company to the extent permitted by applicable law), reasonably necessary or appropriate in the judgment of the Lender to perfect or evidence its first priority security interest in and Lien on the Collateral. The Company hereby irrevocably ratifies and approves any such filing, registration or recordation in any jurisdiction by the Lender (or its designee) that has occurred prior to the date hereof, of any financing statement, registration of charge, mortgage or otherwise. The Company agrees to provide to the Lender (or its designee) any and all information required under the UCC or any applicable law of any other applicable jurisdiction for the effective filing of a financing statement and any amendment thereto or any registration of charge, mortgage or otherwise in connection with the Collateral.

17.     Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

18.     Assignment. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein. The Lender may at any time assign or transfer all or part of its rights and/or obligations under this Note.

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19.     Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

20.     Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the Lender as of the date of issuance hereof, shall initially be the address for the Lender as set forth in the Agreement); provided that the Lender may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Lender’s wire transfer instructions. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day and such extension of time shall be included in the computation of accrued interest. All payments received by the Lender after 5:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue.

21.     Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if the Lender shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

22.     Facsimile Transmission of Signature Page. The delivery of any executed signature page to this Note by telecopy or other electronic imaging means shall be effective as delivery of a manually executed signature page to this Note.

23.     Amendment and Restatement. The Company and the Lender agree that: (a) the Obligations represent, among other things, the restatement, renewal, amendment and modification of the “Obligations” (as defined in the Existing Note); (b) this Note is intended to, and does hereby, restate, renew, amend, modify, supersede and replace the Existing Note in its entirety; and (c) the entering into and performance by the Company and the Lender of their respective obligations under the Transaction Documents and the transactions evidenced hereby and thereby do not constitute a novation nor shall they be deemed to have terminated, extinguished or discharged the indebtedness under the Existing Note, all of which indebtedness shall continue under and be governed by this Note. All references in the other Transaction Documents to the Existing Note shall henceforth include references to this Note, as may, from time to time, be further amended, modified, extended, and/or renewed. To the extent permitted by applicable Law, any and all of the terms and provisions of the other Transaction Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

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24.     Ratifications. The Company hereby (a) ratifies and confirms all provisions of the other Transaction Documents, and (b) ratifies and confirm that all guaranties, assurances, and liens granted, conveyed, or assigned to the Lender under the Existing Note are not released, reduced, or otherwise adversely affected by this Note and continue to guarantee, assure, and secure full payment and performance of the present and future obligations of the Company under this Note and the Transaction Documents.

25.     Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Transaction Documents. In addition, the Company hereby waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (b) any right to require the Lender (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Obligations, or (iii) to pursue any remedy in the Lender’s power; and (c) all claims, damages, and demands against the Lender arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

(Remainder of page intentionally left blank; signature page follows)

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IN WITNESS WHEREOF, the Company has caused this Fifteenth Amended and Restated Secured Convertible Promissory Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

Address of the Company:	NANOVIBRONIX, INC.

105 Maxess Road, Suite S124	By:
Melville, NY 11747
Attn: ____________	Name:

Its:

Address of the Lender:	GLOBIS OVERSEAS FUND LTD.

805 Third Avenue, 15th Floor
New York, NY 10022
By:

Name:

Its:

EXHIBIT B

FORM OF WARRANT TO PURCHASE COMMON STOCK

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

NanoVibronix, Inc.

Warrant To Purchase Common Stock

Warrant No.:     2014-18

Date of Issuance: December 11, 2014 (“Issuance Date”)

NanoVibronix, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Globis Overseas Fund Ltd., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), at any time or times after the date hereof, but not after 11:59 p.m., New York time, on December 11, 2019, seven thousand five hundred and nineteen (7,519) (subject to adjustment as provided herein) fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”).

1.           EXERCISE OF WARRANT.

(a)          Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day after the Issuance Date, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Business Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in the manner set forth in Section 1(c) below. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Business Day following the date on which the Company has received an Exercise Notice and payment of the Aggregate Exercise Price for the number of Warrant Shares for which this Warrant was so exercised, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice to the Holder and the Company’s transfer agent for the Warrant Shares, if any. On or before the third (3rd) Business Day following the date on which the Company has received such Exercise Notice and payment of the Aggregate Exercise Price for the number of Warrant Shares for which this Warrant was so exercised, the Company shall issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice and payment of the Aggregate Exercise Price for the number of Warrant Shares for which this Warrant was so exercised, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.

(b)          Exercise Price. For purposes of this Warrant, “Exercise Price” means $2.66 per Warrant Share, subject to adjustment as provided herein.

(c)          Payment of Exercise Price. The Holder shall pay the Exercise Price (i) in cash in immediately available funds or (ii) through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X=

Where	X=	the number of Warrant Shares to be issued to the Holder.

	Y=	the number of Warrant Shares purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A=	the Exercise Price.

	B=	the Per Share Market Value of one Warrant Share on the Business Day immediately preceding the date of such election.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(d)          Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

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(e)          Insufficient Authorized Shares. From and after the Issuance Date, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder. If, notwithstanding the foregoing, and not in limitation thereof, at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock (an “Authorized Share Failure”) to satisfy its obligation to reserve for issuance upon exercise of this Warrant (the “Required Reserve Amount”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock, as applicable, to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock, and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(f)     Holder’s Exercise Limitations.  The Company shall not affect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 1(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 1(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 1(f) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such written notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. The Beneficial Ownership Limitation provisions of this Section 1(f) may be waived at the election of the Holder upon not less than 61 days’ prior written notice to the Company. Any such waiver will not be effective and the provisions of this paragraph shall continue to apply until the 61st day (or later, if stated in the notice) after such notice of waiver is delivered to the Company. Unless earlier waived, the provisions of this Section 1(f) shall expire and be of no further force or effect as of December 10, 2019.

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2.           ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

(a)     Stock Dividends, Subdivisions and Combinations. Without limiting any provision of Section 3, if the Company, at any time after the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case (A) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is used in any calculation hereunder, then in such calculation such Exercise Price shall be adjusted appropriately to reflect such event.

(b)     Issuance of Additional Shares of Stock. In the event the Company shall at any time following the Issuance Date issue or sell any share of Common Stock (otherwise than as provided in Section 2(a) hereof or pursuant to Common Stock Equivalents granted or issued prior to the Issuance Date) (an “Additional Share of Stock”) at a price per share less than the Exercise Price then in effect, or without consideration (in which case such Additional Shares of Stock shall be deemed to have been issued at a price per share of $0.001 per share), the Exercise Price then in effect upon each such issuance shall be decreased to the price equal to the consideration per share paid for such Additional Share of Stock, and the number of Warrant Shares for which this Warrant is exercisable shall be increased such that the Aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the Aggregate Exercise Price prior to such adjustment.

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(c)     Issuance or Modification of Common Stock Equivalents. In the event the Company shall, at any time following the Issuance Date: (i) issue or sell any Common Stock Equivalent with an exercise or conversion price less than the Exercise Price then in effect, or (ii) modify the conversion or exercise price of any Common Stock Equivalent issued prior to, on or after the Issuance Date, to an exercise or conversion price less than the Exercise Price then in effect, the Exercise Price then in effect shall be decreased to the exercise or conversion price of such Common Stock Equivalent, and the number of Warrant Shares for which this Warrant is exercisable shall be increased such that the Aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the Aggregate Exercise Price prior to such adjustment.

(d)     Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Issuer shall not be required to make any adjustment to the Exercise Price pursuant to Sections 2(b) or 2(c) hereof upon (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the exercise or conversion of Common Stock Equivalents issued prior to the Issuance Date (but such exception shall not affect the obligation to decrease the Warrant Price if required by Section 2(c)(ii) hereof), (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital and (iv) Common Stock issued or options to purchase Common Stock granted, in each case, pursuant to the Company’s stock option plans and employee stock purchase plans that have been approved for adoption by the Company’s board of directors and stockholders.

3.           FUNDAMENTAL TRANSACTIONS.

(a)          Fundamental Transactions. Prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(b)     Application. The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

4.           NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of the Company’s certificate of incorporation, the Company’s bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

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5.           WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

6.           REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)          Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

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(d)          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Sections 6(a) or 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7.           NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be given or delivered by one party to the other in accordance with the notice provisions of the Fourteenth Amended and Restated Securities Purchase Agreement by and between the Company and Holder dated December 11, 2014.

8.           NOTICES OF CERTAIN CORPORATE ACTIONS. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Business Days prior to the consummation of any Fundamental Transaction.

9.           AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10.         SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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11.         GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12.         REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

13.         TRANSFER. This Warrant may not be offered for sale, sold, transferred or assigned by the Holder except in a manner consistent with the restrictive legend on the first page of this Warrant; provided, however, that no such assignment shall relieve the Holder of its obligations hereunder if such assignee fails to perform such obligations.

14.         CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

(b)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York, New York are authorized or required by law to remain closed.

(c)          “Common Stock” means the common stock of the Company.

“Common Stock Equivalent” means any Convertible Security or warrant, Option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

9

(d)          “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(e)          “Fundamental Transaction” means that (i) the Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(f)           “Per Share Market Value” means on any particular date (a) the closing sales price per share of the Common Stock on such date on any registered national securities exchange on which the Common Stock is then listed, or if there is no such closing sales price on such date, then the closing sales price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not then listed on a registered national securities exchange, the closing sales price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or the OTC Markets Group, Inc. (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the OTC Markets Group, Inc. (or similar organization or agency succeeding to its functions of reporting prices), the fair market value of a share of Common Stock as determined by the Company’s board of directors, acting in good faith. In determining the fair market value of any shares of Common Stock no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

(g)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(h)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(i)           “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

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IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

NanoVibronix, Inc.

By:
Name:
Title:

Globis Overseas Fund Ltd.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

NanoVibronix, Inc.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of NanoVibronix, Inc., a Delaware corporation (the “Company”), evidenced by Warrant No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2.           Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:

_______________________

_______________________

_______________________

_______________________

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

SCHEDULE 1

COMPANY INFORMATION

Principal place of business: 105 Maxess Road, Suite S124, Melville, NY 11747, USA

Location of chief executive officer: 9 Derech Hashalom St., P.O.B 515, Nesher 36651, Israel

Jurisdiction of organization: Delaware, USA

IRS Employer Identification No.: 01-0801232

SCHEDULE 2

COMPANY INTELLECTUAL PROPERTY

Important Notes:

Nanovibronix strategy was to create strong IP barrier for other companies. Nanovibronix aimed to cover it's novel technology and devices world wide, because our attempts were to create valuable company. The author of all ideas – Jona Zumeris, D.Sc. Nanovibronix is working with Pearl Cohen Zedek and Malina patent offices. Annuity is being done through Dennemeyer&Co

Exact Legal Name of Owner	Description of Intellectual Property	Country(ies) of Registration	Application or Registration Number(s)	Registration Office(s)	Application or Registration Date(s)
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	USA	7,393,501 B2	USA	filed May28,2003 reg. Jul1,2008
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	China	ZL03818327.7	China	Filed May29,2003 Grant April29,2009
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	Israel	165422	Israel	filed May28,2003 reg. Aug18,2010
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	Japan	4504183	Japan	filed May28,2003 reg. Apr.30,2010
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	India	246351	India	filed May29,2003 reg. Feb24,2011,
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	Australia	2003231892	Australia	filed May28,2003 reg. Nov6,2008
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	European Union	1511414 B	European Union (UK,Gr,Fr)	Filed Dec9,2004 Grant Aug8,2012

Exact Legal Name of Owner	Description of Intellectual Property	Country(ies) of Registration	Application or Registration Number(s)	Registration Office(s)	Application or Registration Date(s)
NanoVibronix, Inc.	Method, apparatus and system for treating biofilms associated with catheters	Hong Kong	Appl.nr 05107834.0	Hong Kong	Allowed, but decision to abandon
NanoVibronix, Inc.	Acoustic add-on device for biofilm prevention in urinary catheter	USA	7,829.029 B2	USA	filed May29,2007 reg. Nov9,2010
NanoVibronix, Inc.	Acoustic add-on device for biofilm prevention in urinary catheter	China	Appl.nr. 200780019732.3	China	filed May29,2007 allowed
NanoVibronix, Inc.	Acoustic add-on device for biofilm prevention in urinary catheter	European Union	Appl.nr 07736150.9	European Union (Fr,UK,Gr)	filed Mar29,2007 allowed
NanoVibronix, Inc.	System and method for SAW treatment of medical devices	USA	US nr. 11/710,616	USA	Filed Feb26,2007
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	USA	US nr. 11/710,615	USA	Filed Feb26,2007
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	India		India	Filed Feb26,2007
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	Hong Kong	Appl.nr 09110611.9	Hong Kong	Filed Feb26,2007
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	European Union	Appl.nr. 07861247.0	European Union	Filed Feb26,2007
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	Canada	Appl.nr 2,643,423	Canada	Filed Feb26,2007
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	China	Appl.nr. 2007/780014875.5	China	Filed Feb26,2007

Exact Legal Name of Owner	Description of Intellectual Property	Country(ies) of Registration	Application or Registration Number(s)	Registration Office(s)	Application or Registration Date(s)
NanoVibronix, Inc.	System and method for surface acoustic waves treatment of skin	Israel	Appl.nr.193600	Israel	Filed Feb26,2007
NanoVibronix, Inc.	Method for friction reduction in medical tubing and applications using this method	USA	US nr. 13/521,060	USA	Filled Jul09,2012
NanoVibronix, Inc. (Assignment from inventors to NanoVibronix, Inc. has not yet been recorded. Each inventor to this patent is obligated per their employment agreement to assign these rights to NanoVibronix, Inc.)	Nanovibration coating process for medical devices using multi vibration modes of thin piezo element	USA	7,892,191	USA	filed May18,2005 reg. Feb22,2011
NanoVibronix, Inc.	Nanovibration coating process for medical devices using multi vibration modes of thin piezo element	Russia	2419395	Russia	filed May18,2005 reg. May27,2011
NanoVibronix, Inc.	Nanovibration coating process for medical devices using multi vibration modes of thin piezo element	European Union	Appl.nr. 05752180.9	European Union	filed May18,2005
NanoVibronix, Inc.	Nanovibration coating process for medical devices using multi vibration modes of thin piezo element	Japan	Appl..nr 2007-527384	Japan	filed May18,2005

Exact Legal Name of Owner	Description of Intellectual Property	Country(ies) of Registration	Application or Registration Number(s)	Registration Office(s)	Application or Registration Date(s)
NanoVibronix, Inc.	Nanovibration coating process for medical devices using multi vibration modes of thin piezo element	Israel	Appl.nr. 179372	Israel	filed May18,2005
NanoVibronix, Inc. (under licensing agreement with Piezo top)	A system and method for detection of motion	USA	6,964,640 B2	USA	filed Jan22,2003 reg. Nov.15, 2005
NanoVibronix, Inc. (under licensing agreement with Piezo top)	A system and method for detection of fetal heartbeat	USA	6,454,716 B1	USA	filed May23,2000 reg. Sep24,2002
NanoVibronix, Inc. (under licensing agreement with Piezo top)	Apparatus for sterilizing a liquid with focused acoustic standing waves	USA	7,431,892 B2	USA	filed Sep.25,2002 reg. Oct7, 2008
NanoVibronix, Inc. (under licensing agreement with Piezo top)	System and method for sterilization of a liquid	USA	Appl.nr. 12/188,302	USA	Filled Aug8,2008